METWOOD, INC.

                 U. S. Securities and Exchange Commission
                        Washington, D. C. 20549

                             FORM 8-K

         CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)
                          August 11, 2000


                    Commission File No. 0-5391

                           METWOOD, INC.
          (Name of Small Business Issuer in its Charter)

              NEVADA                         83-0210365
   (State or Other Jurisdiction of     (I.R.S. Employer I.D. No.)
    incorporation or organization)

                         819 Naff Road
                     Boones Mill, VA 24065
            (Address of Principal Executive Offices)

            Issuer's Telephone Number: (540)334-4294

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
(1)  Yes  X     No              (2)  Yes  X    No
         ----     ----                  ----      ----


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On August 11, 2000, the management of Metwood, Inc. changed from Jennifer Ngo to Robert M. Callahan, Ronald B. Shiflett and Shawn
A. Callahan, pursuant to a Special Meeting of the Board of Directors of Metwood, Inc., whereby Jennifer Ngo resigned as an officer and director and Robert M. Callahan was appointed as President and Director, Ronald B. Shiflett was appointed as Vice President and Director and Shawn A. Callahan was appointed as Secretary, Treasurer and Director.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

The resignation of Jennifer Ngo was not as a result of a disagreement with the Company on any matter relating to the registrant's operations, policies or practices, and Jennifer Ngo has not furnished the Company with a letter describing any such disagreement.

SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                           METWOOD, INC.


Date: August 11, 2000      By /s/ Robert M. Callahan
                           President and Director